                                                 APPLICATION FOR VARIABLE ANNUITY II
                                        ISSUED BY ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
            Send Application to:  Allstate Life Insurance Company of New York, P.O. Box 9095, Farmingville, NY 11738-9095
------------------------------------------------------------------------------------------------------------------------------------
1.   TOTAL PURCHASE PAYMENT $_____________________
------------------------------------------------------------------------------------------------------------------------------------
2.   INVESTMENT ALTERNATIVE ALLOCATION (The allocation percents must be whole percents and they must add to 100%.)
_____% Money Market Portfolio (MMP)                    _____% Dividend Growth Portfolio (DIV)
_____% High Yield Portfolio (HYP)                      _____% Capital Growth Portfolio (CAP)
_____% Strategist Portfolio (STG)                      _____% Global Dividend Growth Portfolio (GLB)
_____% Utilities Portfolio (UTL)                       _____% Pacific Growth Portfolio (TGR)
_____% European Growth Portfolio (EUR)                 _____% Capital Appreciation Portfolio (APP)
_____% Quality Income Plus Portfolio (QIP)             _____% Income Builder Portfolio (INC)
_____% Equity Portfolio (SEP)                          _____% Fixed Account One Year Guarantee Period (FXD)
                                                       _____% Fixed Account Six Year Guarantee Period (FXD)
------------------------------------------------------------------------------------------------------------------------------------
3.   OWNER     / / Male       / / Female                                                                 (mm/dd/yy)

     Name___________________________________ Soc. Sec. No._____________________________ Birthdate__________________________
     Address________________________________ City _____________________________________ State______________ Zip ___________
     (If more than one owner is named, the owners will be joint owners.)
               / / Male       / / Female     Relationship to Owner_____________________                  (mm/dd/yy)
     Name___________________________________ Soc. Sec. No._____________________________ Birthdate__________________________
     Address________________________________ City _____________________________________ State______________ Zip ___________
------------------------------------------------------------------------------------------------------------------------------------
4.   ANNUITANT (Leave blank if same as sole Owner; otherwise complete)                                   (mm/dd/yy)
               / / Male       / / Female     Relationship to Owner_____________________
     Name___________________________________ Soc. Sec. No._____________________________ Birthdate__________________________
     Address________________________________ City _____________________________________ State______________ Zip ___________
------------------------------------------------------------------------------------------------------------------------------------
5.   BENEFICIARY (Leave blank if spouse of sole Owner; otherwise complete.)
     Name___________________________________ Relationship to Owner_________________________________________________________
     Name___________________________________ Relationship to Owner_________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
6.   REPLACEMENT  Will this annuity replace or change any existing annuity or life insurance?  / / Yes   / / No
     (If yes, complete the following.)
     Company_____________________________________________________ Policy No._______________________________________________
     Cost basis__________________________________________________ Policy/App. Date_________________________________________
------------------------------------------------------------------------------------------------------------------------------------
7.   TAX QUALIFIED PLAN  / / Yes  / / No  (If yes, complete the following)
     / / IRA                       / / IRA Rollover              / / IRA Transfer              / / 401(a)(pension)
     / / 403(b)(TSA)               / / SEP/year of Contribution__________(Attach Form 5305)    / / Other___________________
------------------------------------------------------------------------------------------------------------------------------------
8.   SPECIAL INSTRUCTIONS


------------------------------------------------------------------------------------------------------------------------------------
     A copy of this application signed by the agent will be the receipt for first purchase payment.  If Allstate Life Insurance
Company of New York ("Allstate") declines this application, Allstate will have no liability except to return the first purchase payment.
     I have read the above statements and represent that they are complete and true to the best of my knowledge and belief.  I agree that this application shall be a part of the Contract issued by Allstate.  Allstate may add to or correct the application in the space labeled 'Home Office Endorsement.'  By accepting the Contract issued, I agree to any additions or corrections to this application.  Allstate will obtain written agreement form me for any change in the investment allocation, benefits, type of plan, or birthdates.
     I UNDERSTAND THAT CONTRACT VALUES AND INCOME PAYMENTS BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND
NOT GUARANTEED AS TO DOLLAR AMOUNT.  I ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUS FOR THIS VARIABLE ANNUITY.

Signed At______________________________________________________________________________________   Date_____/_____/_____
                              City                               State

________________________________________   ________________________________________   ________________________________________
       Signature(s) of Owner(s)                                                         Signature of Annuitant, if not Owner
------------------------------------------------------------------------------------------------------------------------------------
HOME OFFICE ENDORSEMENT

------------------------------------------------------------------------------------------------------------------------------------
AGENT USE ONLY  Do you have any reason to believe that the Contract(s) applied for are to replace or change any existing annuity or
life insurance?  / / YES   / / NO

     Agent's Signature_____________________________________________________
     Branch/AE No.________________________ Transaction No._________________ Phone Number_________________
------------------------------------------------------------------------------------------------------------------------------------
NYLR119                                                                                                          40907    1/97